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[STAMP]                                                              Exhibit 3.2
State of Nevada


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                                GOLDEN ARK, INC.


        We, the undersigned President and Secretary of Golden Ark, Inc., a Nevada corporation, do hereby certify:

        That the Board of Directors of the Corporation has duly adopted resolutions to amend the Articles of Incorporation of the Corporation as follows:

        1.      Article 1 is hereby amended to read as follows:

                "Article 1.     The name of the corporation is Long Distance
                                Direct Holdings, Inc."

        2.      Article IV is hereby amended to read as follows:

                "Article IV.    The total number of shares that may be issued
                                by the corporation if Forty Million (40,000,000)
                                shares, of which Thirty Million (30,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Thirty Thousand
                                Dollars ($30,000.00) shall be designated "Common
                                Stock," and of which Ten Million (10,000,000) shares with a par value of $.001 per share, amounting in the aggregate to Ten Thousand
                                Dollars ($10,000.00) shall be designated
                                "Preferred Stock."

                                The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolutions or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

        That the number of shares of the Corporation outstanding and entitled to vote on an
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amendment to the Articles of Incorporation is 4,100,000.

        That the foregoing amendment has been duly adopted and approved by the written consent of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with the provisions of Nevada Revised Statutes, Section 76.320.


                                        /s/ Steven Lampert
                                        -------------------------------
                                        Steven Lampert, President

                                        /s/ Michael Preston
                                        -------------------------------
                                        Michael Preston, Secretary

STATE OF NEW YORK       )
                        :s
COUNTY OF ROCKLAND      )

        On October 9, 1995, personally appeared before me, a Notary Public, Steven Lampert, as President of Golden Ark, Inc., and Michael Preston, as Secretary of Golden Ark, Inc., who acknowledged that they executed the above instrument.

                                        /s/ Stacie Newman
                                        ---------------------------------
                                        Notary Public

                               [NOTARY SEAL]
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[STAMP]
State of Nevada

                                 RESOLUTION FOR
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                GOLDEN ARK, INC.


        The following Articles of Incorporation of Golden Ark, Inc. are being amended and restated: IV-capital & stock split, VI-principal business, VII-directors, IX(New)-directors liability and X(New)-right to amend.

        The undersigned hereby declares and certifies that the matters set forth in the foregoing Resolution of Amended and Restated Articles of Incorporation of Golden Ark, Inc. are true and correct to his or her knowledge and that this certificate was executed on October 4, 1995, at Newport Beach, California.


                                                /s/ Richard K. Dickson II,
                                                -------------------------------
                                                RICHARD K. DICKSON II,
                                                Secretary and Director